Exhibit 5.1
         Gibson, Dunn & Crutcher UK LLP
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6 November 2024
Noble Corporation plc
3rd Floor
1 Ashley Road
Altrincham
WA14 2DT
United Kingdom
Re:    Noble Corporation plc
Dear Sir or Madam,
1.    INTRODUCTION
1.1    We are acting as English legal advisers to Noble Corporation plc, a company incorporated under the laws of England and Wales with registered number 12958050 (the “Company”), in connection with the registration statement on Form S-8 to be filed on 6 November 2024 with the Securities and Exchange Commission of the United States pursuant to the Securities Act of 1933 of the United States, as amended (the “Securities Act”) (the “Registration Statement”) which relates to the registration of 1,556,404 Class A ordinary shares of USD 0.00001 each in the capital of the Company (such number of shares being the “Shares”) issuable in connection with the exercise or vesting of options, restricted stock units and other awards (together, “Awards”) in each case to be granted pursuant to the “Noble Corporation plc 2022 Long-Term Incentive Plan” (the “2022 Plan”).
1.2    We are solicitors qualified in England and Wales. We express no opinion as to any law other than English law as applied by English courts and reported and in effect on the date of this opinion. No opinion is expressed as to matters of fact. By giving this opinion, we do not assume any obligation to notify you or any other person of any changes in law following the date of this opinion which may affect the opinion expressed herein, or to otherwise update this opinion in any respect.
1.3    This opinion and any non–contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law.
1.4    This opinion is not designed to and is not likely to reveal fraud, misrepresentation, bribery or corruption by any person.
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6 November 2024

2.    DOCUMENTS WHICH WE HAVE EXAMINED AND ENQUIRIES WHICH WE HAVE MADE
2.1    For the purpose of giving this opinion, we have examined copies of:
a)    the certificate of incorporation of the Company dated 16 October 2020, the certificate of incorporation of the Company dated 13 January 2021 on re-registration as a private limited company, the certificate of incorporation of the Company on re-registration as a public limited company dated 12 May 2022, each obtained as part of the Company Registry Search (as defined below);
b)    the articles of association of the Company as adopted by a special resolution of the Company on 5 May 2022 obtained as part of the Company Registry Search (as defined below);
c)    the draft Registration Statement;
d)    the rules of the 2022 Plan (including amendments approved by the Company’s shareholders at its 2024 Annual General Meeting) (the “Plan Documentation”); and
e)    the ordinary resolution of the Company’s sole shareholder, Noble Corporation 2022 Limited (formerly Noble Corporation Limited), dated 5 May 2022 granting general and unconditional authority to the Company’s directors for the purposes of section 551 of the Companies Act 2006 to exercise all powers of the Company to allot shares and grant any such subscription rights, as are contemplated in sub-sections 551(1)(a) and 551(1)(b) respectively of the Companies Act 2006 up to a maximum nominal amount of USD 271.00 to such persons and at such times and on such terms as they think proper during the period expiring at the end of five years from the date of the passing of the resolution (the “Shareholder Resolutions”); and
f)    an extract of the resolutions of the board of directors of the Company (the “Board”) at a meeting of the Board held on 22 October 2024 in relation to, amongst other things, the allotment and issuances of the Shares pursuant to Awards (as defined in the 2022 Plan) granted under the 2022 Plan and the delegation of authority to each of the Compensation Committee of the Board and Robert W. Eifler to exercise all powers of the Board to grant Awards (as defined in the 2022 Plan) and to allot and issue the Shares in connection with any Awards (as defined in the 2022 Plan) (the “Board Resolutions” and, together with the “Shareholder Resolutions”, the “Resolutions”).

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2.2    On 4 November 2024, at 10:35 a.m., we carried out an online search of the Companies House website operated by the Registrar of Companies in England and Wales in respect of the Company (the “Company Registry Search”).
2.3    Dye & Durham Limited made, on 4 November 2024, at 10:23 a.m., an enquiry in respect of the Company with the Central Registry of Winding–Up Petitions maintained by the Insolvency and Companies List in London (formerly known as Companies Court) (the “Central Registry Searches”).
2.4    For the purposes of giving this opinion we have relied on a certificate given by the company secretary of the Company (the “Certificate”).
2.5    Except as stated above, we have not for the purpose of this opinion examined any agreements, documents or corporate records entered into by or affecting the Company or made any other enquiries concerning the Company.
3.    ASSUMPTIONS
3.1    This opinion is based upon the assumption (which may or may not be the case) that:
a)    Authenticity: all documents (including copy documents) examined by us are and will remain authentic, accurate and complete and all signatures and seals thereon (if any) are genuine;
b)    Drafts / Extracts: the drafts of any document examined by us are the forms in which such document will be or has been executed and delivered, and in the case of any document from which extracts only have been supplied to and examined by us, the extracts do not reveal a misleading view of the document as a whole;
c)    Effective documents: all documents examined by us and/or on which we base this opinion are and will remain up–to–date and effective, and there will be no amendment to any such document, in each case until after completion of the allotment and issue of all the Shares (“Completion”);
d)    Certificate: the contents of the Certificate were true, accurate and not misleading when given and remain true, accurate and not misleading as at the date of this opinion and at all times until Completion, and there is no fact or matter referred to in the Certificate which would make any of the information in the Certificate inaccurate or misleading;
e)    Solvency: the Company will be solvent at the time of agreeing to grant the Awards and allot and issue the Shares and did not and will not become insolvent as a result of entering into the arrangements in connection with which the Awards are to be granted and the Shares are to

6 November 2024

be allotted and issued; and the Company is and will remain solvent until after Completion; and the Company has not entered into any composition or arrangement with its creditors (or any class of them) (and will not do so until after Completion);
f)    Administration, etc.: no step has been taken to wind-up, strike off or dissolve the Company or to place the Company into administration and no receiver has been appointed over or in respect of the assets of the Company, nor has any analogous procedure or step been taken in any jurisdiction, which (in either case) has or have not been revealed by the Company Registry Search or the Central Registry Searches;
g)    Resolutions: the Resolutions were validly passed as written resolutions or at a properly convened and conducted meeting (as applicable) and remain in full force and effect, and any terms and conditions of such resolutions have been satisfied; and one or more meetings of the Board (and/or a duly authorised committee thereof) will be held to resolve to grant the Awards and to allot and issue the Shares, each such meeting will be properly convened and conducted, such resolutions will be validly passed and will remain in full force and effect, and any terms and conditions of such resolutions will be satisfied;
h)    Awards: any Awards will be granted in accordance with the Plan Documentation and, as at the time of each such Award, the directors will be duly authorised pursuant to the articles of association of the Company in force at such time, the Companies Act 2006 and any relevant authority given by members of the Company in a general meeting to grant such Awards on a non-pre-emptive basis;
i)    Share issuance: in relation to any Shares to be issued in connection with any Awards granted under the 2022 Plan: (i) such Shares will be issued and paid up as contemplated by the Plan Documentation, (ii) consideration at least equivalent to the nominal value thereof and any premium will be received by the Company with respect to such Shares, and (iii) valid entries will be made in the books and registers of the Company reflecting the issue of such Shares;
j)    Filings: the records of the Registrar of Companies and the Central Registry of Winding–Up Petitions (“Filings”) as disclosed in the Company Registry Search and the Central Registry Searches are complete, accurate and up–to–date and there would be no change to the Company Registry Search or the Central Registry Searches if they were carried out at Completion assuming that at such time the Filings were complete, accurate and up to date; and all documents required to be filed with the Registrar of Companies were filed or will be filed within the relevant time limits;

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k)    Directors: the directors of the Company in office at all relevant times: (a) have been (and will be) validly appointed; and (b) have acted (and will act) in good faith and have complied (and will comply) with their duties under all applicable laws and the articles of association of the Company in force at the relevant time;
l)    Validity/enforceable obligations: the Plan Documentation and any Awards granted under the Plan Documentation constitute legal, valid, binding and enforceable obligations of the Company, its Subsidiaries (as defined in the Plan Documentation) and each Participant (as defined in the Plan Documentation) (as applicable) under all applicable laws (other than, in the case of the Company, English law) and to the extent that the laws or regulations of any jurisdiction other than England may be relevant to (i) the obligations or rights of the Company, its Subsidiaries (as defined in the Plan Documentation) and/or any Participant (as defined in the Plan Documentation) under the Plan Documentation and any Awards granted under the Plan Documentation, or (ii) any of the transactions contemplated by the Plan Documentation and/or any Awards granted under the Plan Documentation, such laws and regulations do not prohibit, and are not inconsistent with the entering into and performance of any such obligations, rights or transactions;
m)    Other arrangements: there are no other agreements, instruments or other arrangements, relationship or course of dealing between any of the Company, its Subsidiaries (as defined in the Plan Documentation) or any Participant (as defined in the Plan Documentation) (as applicable) which modifies or supersedes the 2022 Plan and the terms of the Plan Documentation have not been (and will not be) amended, terminated or replaced prior to Completion;
n)    No breach: the Company was not, and will not be, by reason of the grant of any Awards or the allotment and issue of any Shares or related matters, in breach of any of its obligations under any agreement, licence, authorisation, consent or similar document;
o)    Misconduct etc.: neither the Company, nor any person employed by or acting on behalf of the Company, was, is, or will be, engaging in criminal, misleading, deceptive or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the relevant agreements, which might render any such agreement, or any transaction contemplated thereby or any associated activity illegal, void or voidable;
p)    No offer: no transferable securities of the Company have been offered or will be offered to the public in the United Kingdom except in accordance with a relevant exemption under Regulation (EU) 2017/1129 as it forms

6 November 2024

part of assimilated law by virtue of the European Union (Withdrawal) Act 2018 (as amended and together with any statutory instruments made in exercise of the powers conferred by such Act); and
q)    Regulatory requirements: the Company and each other party involved in any offer or grant of any Awards and in any offer of the Shares (or any of them) or in their allotment or issue has complied (and will comply) with all applicable provisions of the Financial Services and Markets Act 2000, as amended (“FSMA”), any applicable secondary legislation made under it and any other requirements of any regulatory authority the rules of which the Company or any such party is subject to with respect to anything done (or to be done) by them in relation to such matters in, from or otherwise involving the United Kingdom (including sections 19 (general prohibition) and 21 (financial promotion) of FSMA).
4.    OPINION
Based on the documents referred to in paragraph 2 of this opinion and subject to the assumptions contained in paragraph 3 and to the qualifications contained in paragraph 5 and to any matters not disclosed to us, it is our opinion that the Shares (or any of them), once they have been issued and paid for, will have been validly issued, be fully paid and not subject to any call for the payment of further capital.
5.    QUALIFICATIONS
5.1    This opinion is subject to the qualifications contained in this section.
5.2    Searches: The records of the Registrar of Companies and the Central Registry of Winding–Up Petitions may not be complete, accurate and up–to–date. In particular, the Central Registry of Winding–Up Petitions may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London. Searches at Companies House and at the Central Registry of Winding–Up Petitions are not capable of revealing whether or not a winding–up petition or a petition for the making of an administration order has been presented and, further, notice of a winding–up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at Companies House immediately and there may be a delay in the relevant notice appearing on the file of the company concerned.
5.3    Company search: A search of Companies House may not reveal whether the Shares or any of them are subject to a charge, encumbrance or other security interest because particulars of such security interest may not be filed at Companies House immediately, there may be a delay in the relevant registration appearing on the file of the Company concerned, not all security interests are

6 November 2024

registrable, such security interests have not in fact been registered or such security interests have been created by an individual or an entity which is not registered in Great Britain.
5.4    Set–off etc.: We express no opinion as to the existence of equities, rights of set–off, counterclaims, liens, charges and encumbrances which are not registrable in England and Wales and which may have arisen and not been so registered.
5.5    Insolvency etc.: This opinion is subject to all insolvency and other laws affecting the rights of creditors (whether secured or unsecured) generally.
5.6    Unlawful communications: An agreement which is entered into in consequence of an unlawful communication or unlawful marketing may be unenforceable pursuant to FSMA.
6.    RESPONSIBILITY
6.1    This opinion is addressed to you in connection with the Registration Statement. Save as set out in paragraph 6.2, this opinion is not to be used or relied upon for any other purpose or by any other person or circulated, quoted or otherwise referred to without, in each case, our written permission.
6.2    We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated thereunder.
6.3    This opinion is given by Gibson, Dunn & Crutcher UK LLP which assumes liability for and is solely responsible for it. As such, notwithstanding any rights or claims which you may have or assert against Gibson, Dunn & Crutcher UK LLP, no claim may be brought by you against any partner or employee of Gibson, Dunn & Crutcher UK LLP in connection with this opinion. This opinion is given on the basis that any limitation on liability of any other adviser to all or any of the persons to whom this opinion is addressed, whether or not we were aware of that limitation, will not adversely affect our position in any circumstances.

Yours faithfully, /s/ Gibson, Dunn & Crutcher UK LLP
Gibson, Dunn & Crutcher UK LLP